Exhibit 99.1
    NEWS RELEASE

Company Contact	Investor Contact
Jonathan Wilson	Brett L. Perry
Chief Financial Officer	Shelton Group
503-615-1685	214-272-0070
jon.wilson@radisys.com	bperry@sheltongroup.com

RADISYS REPORTS FOURTH QUARTER AND FULL YEAR 2016 RESULTS

Consolidated annual revenue grows 15% year-on-year to $212 million

HILLSBORO, OR - February 9, 2017 - Radisys Corporation (NASDAQ: RSYS), the services acceleration company, today announced financial results for the fourth quarter and year ended December 31, 2016.

Fourth Quarter Highlights

•	Consolidated revenue of $40.6 million;

•	Software-Systems achieved record quarterly revenue of $17.7 million, or 13% year-on-year growth;

•	GAAP loss per share was $0.11, with non-GAAP earnings of $0.04 per diluted share;

•	Generated $7.2 million in cash flow from operations; and

•	Converted two proof of concepts into initial purchase orders from two new Tier 1 service providers across FlowEngine and CORD® engagements.

Full Year 2016 Highlights

•	Consolidated revenue of $212.4 million resulted in 15% year-on-year revenue growth;

•	GAAP loss per share was $0.27, with non-GAAP earnings of $0.25 per diluted share; and

•	Growth in Software-Systems and DCEngine product line revenues of 122% year-on-year, largely the result of DCEngine revenue growth of $67 million year-on-year.

“Fourth quarter operating results were in-line with our expectations and enabled us to successfully deliver against our increased annual revenue guidance as well as the earnings per share guidance we provided at the outset of 2016,” said Brian Bronson, Radisys President and Chief Executive Officer. “We were able to achieve these results while continuing to accelerate investments across our strategic product lines, namely our FlowEngine and DCEngine products as well as our professional service capabilities in support of CORD (Central Office Re-architected as a Datacenter), which are critical to fuel our longer-term revenue growth. Looking at the fourth quarter more specifically, we booked record quarterly Software-Systems revenue, driven by continued MediaEngine product deployments with our large Tier 1 Asian customer combined with growth in professional services revenue as part of enabling our broader strategy across multiple Tier 1 service providers.

"The telecom markets in which we participate are in the early stages of a long-term transformational cycle as service providers embrace software defined networking, network function virtualization and open source software and hardware to evolve their networks. Strategically, we are well positioned to capitalize on this disruption as a result of our newly introduced products, such as DCEngine and FlowEngine, which enable these disruptive new standards. At the highest level we are fundamentally enabling a change in the way telecom networks are built and we continue to establish a track record of significantly reducing operators’ capital expenditures and ongoing operating expenses in the process. In contrast to the strong momentum across our Software-Systems and DCEngine product lines, we are anticipating increasing headwinds in our legacy embedded product lines as service providers continue transitioning away faster from older architectures and purpose-built equipment. While we will continue to support our core embedded customers and potentially convert certain of these customers onto

DCEngine, our primary focus will remain on maximizing the cash flow from our traditional embedded product lines to help fund our strategic, high-growth product lines.

"Looking at 2017, our primary objective is to secure multiple new wins with Tier 1 service providers across our strategic product lines. We plan to continue directing resources and investments towards our strategic product lines as we work aggressively to achieve this goal, while simultaneously remaining non-GAAP profitable for the full year.”

Software-Systems Results

For the fourth quarter of 2016, Software-Systems revenue was $17.7 million, compared to $10.4 million in the prior quarter and $15.7 million in the fourth quarter of 2015. The sequential and year-on-year increase was the result of large expected orders for MediaEngine product from an Asian service provider deploying its greenfield LTE network.

Gross margins were 58.3%, compared to 59.6% in the prior quarter and 61.5% in the fourth quarter of 2015. The sequential and year-on-year decline was the result of product mix tied to a higher percentage of stand-alone software sales in the prior quarters.

Operating income was $1.4 million, compared to a loss of $2.2 million in the prior quarter and operating income of $1.2 million in the fourth quarter of 2015. The improvement in current quarter operating results reflects the improved revenue performance offset by the increased operating expenses associated with hiring in support of new product feature development and an expanded sales footprint.

Hardware Solutions Results

Hardware Solutions, which was previously referred to as Embedded Products, consists of the Company’s DCEngine product line and legacy embedded product lines.

For the fourth quarter of 2016, Hardware Solutions revenue was $22.9 million, compared to $45.0 million in the prior quarter and $28.4 million in the fourth quarter of 2015. The sequential decline reflects an expected pause in DCEngine orders from our Tier 1 U.S. service provider customer for the build-out of edge data centers, which will resume in the first quarter of 2017.

Gross margins were 23.1%, compared to 22.4% in the prior quarter and 22.1% in the fourth quarter of 2015. The sequential and year-over-year expansion in gross margins reflect the benefit of operational efficiencies coupled with favorable product mix within core legacy embedded product line accounts.

Operating loss was $0.1 million, compared to operating income of $4.9 million in the prior quarter and operating income of $1.6 million in the fourth quarter of 2015. The sequential decline was the result of timing of DCEngine orders and coupled with continued investments in product roadmap as well as the sales and marketing personnel required to accelerate our DCEngine strategy.

Consolidated Results

For the fourth quarter of 2016, consolidated revenue was $40.6 million, compared to $55.4 million in the prior quarter and $44.1 million in the fourth quarter of 2015. The sequential decline in revenue was the result of lower DCEngine revenue related to uneven timing of orders from our largest customer, partially offset by significant growth in Software-Systems.

On a GAAP basis, gross margin in the fourth quarter of 2016 was 33.6%, compared to 25.7% in the prior quarter and 31.6% in the fourth quarter of 2015. The sequential and year-on-year increase reflects improved product mix as a result of accelerating Software-Systems revenues. Fourth quarter 2016 GAAP research and development and selling, general, and administrative expenses were $15.2 million, compared to $14.4 million in the prior quarter and $14.0 million in the fourth quarter of 2015. The increase in operating expenses both sequentially and year-on-year reflects accelerated hiring in support of the Company’s strategic growth initiatives.

On a non-GAAP basis, fourth quarter 2016 gross margin was 38.4%, compared to 29.4% in the prior quarter and 36.1% in the fourth quarter of 2015. Fourth quarter 2016 research and development and selling, general and administrative expenses on a non-GAAP basis were $14.4 million, compared to $13.6 million in the prior quarter and $13.1 million in the fourth quarter of 2015.

For the fourth quarter of 2016, the Company recorded a GAAP net loss of $4.1 million, or $0.11 per share, compared to a GAAP net loss of $2.6 million, or $0.07 per share, in the prior quarter and GAAP net loss of $1.4 million, or $0.04 per share, in the fourth quarter of 2015. On a non-GAAP basis, the Company recorded net income of $1.6 million, or $0.04 per diluted share, in the fourth quarter of 2016, compared to a net income of $2.6 million, or $0.07 per diluted share, in the prior quarter and net income of $2.8 million, or $0.08 per diluted share, in the fourth quarter of 2015.

First Quarter 2017 Financial Guidance

•	Revenue is expected between $37 million to $41 million.

•
GAAP gross margin is expected to approximate 21% and GAAP R&D and SG&A expenses are expected to be approximately $15.5 million. Non-GAAP gross margin is expected between 24% to 28% of sales and total non-GAAP R&D and SG&A expenses are expected to approximate $14.5 million.

•	GAAP loss is expected to be in a range of $0.29 to $0.23 per share. Non-GAAP loss is expected to range from $0.16 to $0.10 per share.

Annual 2017 Financial Guidance

•	Revenue is expected between $190 million to $220 million.

•
GAAP gross margin is expected to approximate 28% at the midpoint and total GAAP R&D and SG&A expenses are expected to be approximately $63.0 million. Non-GAAP gross margin is expected to be 32% of sales and total non-GAAP R&D and SG&A expenses are expected to range from $56 million to $62 million.

•	GAAP loss is expected to be in a range of $0.36 to $0.24 per share. Non-GAAP earnings is expected to range from $0.07 to $0.17 per diluted share.

Conference Call and Webcast Information

The Company will host a conference call to discuss fourth quarter 2016 results on February 9, 2017, at 5:00 p.m. ET. To participate in the live conference call, dial 888-333-0027 in the U.S. and Canada or 706-634-4990 for all other countries and reference conference ID # 19225500. The live conference call will also be available via webcast on the Radisys investor relations website at http://investor.radisys.com/.

A replay of the conference call will be available two hours after the call is complete until 11:59 p.m. on February 23, 2017. To access the replay, dial 855-859-2056 or 404-537-3406 and reference conference ID# 19225500. A replay of the webcast will be available for an extended period of time on the Radisys investor relations website at http://investor.radisys.com/.

About Radisys

Radisys (NASDAQ: RSYS) helps communications and content providers, and their strategic partners, create new revenue streams and drive cost out of their services delivery infrastructure. Radisys’ hyperscale software defined infrastructure, service aware traffic distribution platforms, real-time media processing engines and wireless access technologies enable its customers to maximize, virtualize and monetize their networks.

Forward-Looking Statements

This press release contains forward-looking statements, including statements about the Company's business strategy, changes in reporting segments financial outlook and expectations for the first quarter of 2017, and statements related to revenue and gross margins from our respective segments and product lines, investments in future growth, expense savings or reductions, increased profitability, product line focus, operational and administrative efficiencies, revenue growth, margin improvement, financial performance and other attributes of the Company. These forward-looking statements are based on the Company's expectations and assumptions, as of the date such statements are made, regarding the Company's future operating performance and financial condition, customer requirements, outcome of product trials, the economy and other future events or circumstances. Actual results could differ materially from the outlook guidance and expectations in these forward-looking statements as a result of a number of risk factors, including, among others, (a) increased Tier 1 commercial deployments across multiple product lines, (b) continued implementation of the Company’s next-generation products, (c) customer implementation of traffic management solutions, (d) the outcome of product trials, (e) the market success of customers' products and solutions, (f) the development and transition of new products and solutions, (g) the enhancement of existing products and solutions to meet customer needs and respond to emerging technological trends, (h) the Company’s ability to raise additional growth capital, (i) the Company's dependence on certain customers and high degree of customer concentration, (j) the Company's use of one contract manufacturer for a significant portion of the production of its products, including the success of transitioning contract manufacturing partners, (k) matters affecting the software and embedded product industry, including changes in industry standards, changes in customer requirements and new product introductions, (l) actions by regulatory authorities or other third parties, (m) cash generation, (n) changes in tariff and trade policies and other risks associated with foreign operations, (o) fluctuations in currency exchange rates, (p) the ability of the Company to successfully complete any restructuring, acquisition or divestiture activities, (q) risks relating to fluctuations in the Company's operating results, the uncertainty of revenues and profitability and the potential need to raise additional funding and (r) other factors listed in the Company's reports filed with the Securities and Exchange Commission (SEC), including those listed under “Risk Factors” in Radisys' Annual Report on Form 10-K for the year ended December 31, 2015, copies of which may be obtained by contacting the Company at 503-615-1100, from the Company's investor relations web site at http://investor.radisys.com/, or at the SEC's website at http://www.sec.gov. Although forward-looking statements help provide additional information about Radisys, investors should keep in mind that forward-looking statements are inherently less reliable than historical information. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. The Company believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. All information in this press release is as of February 9, 2017. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations.

Non-GAAP Financial Measures

To supplement its consolidated financial statements in accordance with generally accepted accounting principles (GAAP), the Company's earnings release contains non-GAAP financial measures that exclude certain expenses, gains and losses, such as the effects of (a) amortization of acquired intangible assets, (b) stock-based compensation expense, (c) restructuring and other charges (reversals), net, (d) non-cash income tax expense and (e) gain on the liquidation of foreign subsidiaries. The Company believes that the use of non-GAAP financial measures provides useful information to investors to gain an overall understanding of its current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that the Company believes are not indicative of its core operating results. In addition, non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring the Company's performance, and the Company believes that it is providing investors with financial measures that most closely align to its internal measurement processes. These non-GAAP measures are considered to be reflective of the Company's core operating results as they more closely reflect the essential revenue-generating activities of the Company and direct operating expenses needed to perform these revenue-generating activities. The Company also believes, based on feedback provided to the Company during its earnings calls' Q&A sessions and discussions with the investment community, that the non-GAAP financial measures it provides are necessary to allow the investment community to construct their valuation models to better align its results and projections with its competitors and market sector, as there is significant variability and unpredictability across companies with respect to certain expenses, gains and losses.

The non-GAAP financial information is presented using a consistent methodology from quarter-to-quarter and year-to-year. These measures should be considered in addition to results prepared in accordance with GAAP. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP financial measures.

A reconciliation of GAAP information to non-GAAP information is included in the tables below. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and reconciliations between GAAP and non-GAAP financial measures included in this earnings release should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Radisys® is a registered trademark of Radisys. All other marks mentioned herein are the property of their respective owners.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts, unaudited)

	Three Months Ended		Year Ended
	December 31,		December, 31
	2016	2015	2016	2015
Revenues:
Product	$31,019	$36,595	$176,141	$155,285
Service	9,542	7,482	36,251	29,308
Total revenues	40,561	44,077	212,392	184,593
Cost of sales:
Product	19,834	23,654	127,771	107,031
Service	5,187	4,578	20,826	17,548
Amortization of purchased technology	1,927	1,927	7,707	7,862
Total cost of sales	26,948	30,159	156,304	132,441
Gross margin	13,613	13,918	56,088	52,152
Operating expenses:
Research and development	6,024	5,911	24,068	25,529
Selling, general and administrative	9,208	8,092	33,722	30,628
Intangible assets amortization	1,260	1,260	5,040	5,040
Restructuring and other charges, net	1,315	178	2,917	5,020
Loss from operations	(4,194)	(1,523)	(9,659)	(14,065)
Interest expense	(90)	(98)	(482)	(515)
Other income, net	861	518	2,324	1,644
Loss before income tax expense	(3,423)	(1,103)	(7,817)	(12,936)
Income tax expense	634	337	2,434	1,742
Net loss	$(4,057)	$(1,440)	$(10,251)	$(14,678)

Net loss per share:
Basic	$(0.11)	$(0.04)	$(0.27)	$(0.40)
Diluted	$(0.11)	$(0.04)	$(0.27)	$(0.40)
Weighted average shares outstanding
Basic	38,468	36,936	37,668	36,789
Diluted	38,468	36,936	37,668	36,789

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	December 31, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$33,087	$20,764
Accounts receivable, net	38,378	60,942
Inventories and deferred cost of sales, net	20,021	30,925
Other current assets	7,151	14,098
Total current assets	98,637	126,729
Property and equipment, net	6,713	6,134
Intangible assets, net	17,575	30,322
Other assets, net	5,260	3,884
Total assets	$128,185	$167,069

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$20,805	$43,451
Deferred revenue	5,715	23,062
Other accrued liabilities	14,143	16,654
Line of credit	25,000	15,000
Total current liabilities	65,663	98,167
Other long-term liabilities	5,966	2,985
Total liabilities	71,629	101,152
Shareholders' equity:
Common stock	339,715	338,165
Accumulated deficit	(281,600)	(271,349)
Accumulated other comprehensive income	(1,559)	(899)
Total shareholders’ equity	56,556	65,917
Total liabilities and shareholders’ equity	$128,185	$167,069

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands, unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Cash flows from operating activities:
Net loss	$(4,057)	$(1,440)	$(10,251)	$(14,678)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Depreciation and amortization	4,481	4,422	17,256	18,478
Stock-based compensation expense	930	981	3,797	3,952
Other	1,120	483	3,521	3,167
Changes in operating assets and liabilities:
Accounts receivable	18,252	(17,096)	22,609	(17,121)
Inventories and deferred cost of sales	(2,870)	(15,546)	4,890	(13,801)
Other receivables	(553)	(7,914)	7,110	(5,040)
Accounts payable	(11,540)	15,763	(22,805)	9,853
Deferred revenue	(229)	15,534	(14,967)	16,682
Other operating assets and liabilities	1,635	2,768	(1,351)	3,565
Net cash provided by (used in) operating activities	7,169	(2,045)	9,809	5,057
Cash flows from investing activities:
Capital expenditures	(1,511)	(571)	(4,931)	(2,224)
Net cash used in investing activities	(1,511)	(571)	(4,931)	(2,224)
Cash flows from financing activities:
Borrowings on line of credit, net	—	5,000	10,000	5,000
Repayment of convertible senior notes	—	—	—	(18,000)
Net settlement of restricted shares	(28)	(40)	(3,287)	(142)
Other financing activities	223	81	761	331
Net cash provided by (used in) financing activities	195	5,041	7,474	(12,811)
Effect of exchange rate changes on cash and cash equivalents	(245)	(37)	(29)	(500)
Net increase (decrease) in cash and cash equivalents	5,608	2,388	12,323	(10,478)
Cash and cash equivalents, beginning of period	27,479	18,376	20,764	31,242
Cash and cash equivalents, end of period	$33,087	$20,764	$33,087	$20,764

REVENUES, GROSS MARGIN AND INCOME (LOSS) FROM OPERATIONS BY OPERATING SEGMENT
(In thousands, unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Revenue
Software-Systems	$17,682	$15,670	$56,783	$55,006
Hardware Solutions	22,879	28,407	155,609	129,587
Total revenues	$40,561	$44,077	$212,392	$184,593

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Gross margin
Software-Systems	$10,302	$9,643	$34,488	$31,997
Hardware Solutions	5,290	6,268	29,660	28,311
Corporate and other	(1,979)	(1,993)	(8,060)	(8,156)
Total gross margin	$13,613	$13,918	$56,088	$52,152

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Income (loss) from operations
Software-Systems	$1,373	$1,226	$(18)	$(1,900)
Hardware Solutions	(135)	1,597	9,820	9,709
Corporate and other	(5,432)	(4,346)	(19,461)	(21,874)
Total loss from operations	$(4,194)	$(1,523)	$(9,659)	$(14,065)

REVENUES BY GEOGRAPHY
(In thousands, unaudited)

	Three Months Ended				Year Ended
	December 31,				December 31,
	2016		2015		2016		2015
North America	$13,082	32.3%	$24,094	54.6%	$129,781	61.1%	$82,564	44.7%
Asia Pacific	15,497	38.2	12,639	28.7	37,521	17.7	70,655	38.3
Europe, the Middle East and Africa	11,982	29.5	7,344	16.7	45,090	21.2	31,374	17.0
Total	$40,561	100.0%	$44,077	100.0%	$212,392	100.0%	$184,593	100.0%

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES AND AS A PERCENT OF REVENUES
(In thousands, except per share amounts, unaudited)

	Three Months Ended				Year Ended
	December 31,				December 31,
	2016		2015		2016		2015
GROSS MARGIN:
GAAP gross margin	$13,613	33.6%	$13,918	31.6%	$56,088	26.4%	$52,152	28.3%
(a) Amortization of acquired intangible assets	1,927		1,927		7,707		7,862
(b) Stock-based compensation	53		66		354		294
Non-GAAP gross margin	$15,593	38.4%	$15,911	36.1%	$64,149	30.2%	$60,308	32.7%

RESEARCH AND DEVELOPMENT:
GAAP research and development	$6,024	14.9%	$5,911	13.4%	$24,068	11.3%	$25,529	13.8%
(b) Stock-based compensation	169		227		845		868
Non-GAAP research and development	$5,855	14.4%	$5,684	12.9%	$23,223	10.9%	$24,661	13.4%

SELLING, GENERAL AND ADMINISTRATIVE:
GAAP selling, general and administrative	$9,208	22.7%	$8,092	18.4%	$33,722	15.9%	$30,628	16.6%
(b) Stock-based compensation	708		689		2,598		2,791
Non-GAAP selling, general and administrative	$8,500	21.0%	$7,403	16.8%	$31,124	14.7%	$27,837	15.1%

INCOME (LOSS) FROM OPERATIONS:
GAAP loss from operations	$(4,194)	(10.3)%	$(1,523)	(3.5)%	$(9,659)	(4.5)%	$(14,065)	(7.6)%
(a) Amortization of acquired intangible assets	3,187		3,187		12,747		12,902
(b) Stock-based compensation	930		981		3,797		3,952
(c) Restructuring and acquisition-related charges, net	1,315		178		2,917		5,020
Non-GAAP income from operations	$1,238	3.1%	$2,823	6.4%	$9,802	4.6%	$7,809	4.2%

NET INCOME (LOSS):
GAAP net loss	$(4,057)	(10.0)%	$(1,440)	(3.3)%	$(10,251)	(4.8)%	$(14,678)	(8.0)%
(a) Amortization of acquired intangible assets	3,187		3,187		12,747		12,902
(b) Stock-based compensation	930		981		3,797		3,952
(c) Restructuring and acquisition-related charges, net	1,315		178		2,917		5,020
(d) Income taxes	231		(72)		913		562
(e) Gain on the liquidation of foreign subsidiaries	—		—		(421)		—
Non-GAAP net income	$1,606	4.0%	$2,834	6.4%	$9,702	4.6%	$7,758	4.2%

GAAP weighted average diluted shares	38,468		36,936		37,668		36,789
Dilutive equity awards included in
non-GAAP earnings per share	1,313		137		1,202		151
Non-GAAP weighted average diluted shares	39,781		37,073		38,870		36,940
GAAP net loss per share (diluted)	$(0.11)		$(0.04)		$(0.27)		$(0.40)
Non-GAAP adjustments detailed above	0.15		0.12		0.52		0.61
Non-GAAP net income per share (diluted)	$0.04		$0.08		$0.25		$0.21

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
NET INCOME (LOSS) PER SHARE
(In millions, except per share amounts, unaudited)

	Three Months Ended		For the Year Ended
	March 31, 2017		December 31, 2017
	Low End	High End	Low End	High End
GAAP net loss	(11.3)	(8.8)	(14.4)	(9.6)
(a) Amortization of acquired intangible assets	3.2	3.2	10.7	10.7
(b) Stock-based compensation	1.1	1.1	4.4	4.4
(c) Restructuring and acquisition-related charges, net	0.5	0.3	1.0	0.5
(d) Income taxes	0.2	0.2	1.2	0.9
Total adjustments	5.0	4.8	17.3	16.5
Non-GAAP net income	$(6.3)	$(4.0)	$2.9	$6.9

GAAP weighted average shares	39,000	39,000	39,500	39,500
Non-GAAP adjustments	1,000	1,000	1,000	1,000
Non-GAAP weighted average shares (diluted)	40,000	40,000	40,500	40,500

GAAP net loss per share	(0.29)	(0.23)	(0.36)	(0.24)
Non-GAAP adjustments detailed above	0.13	0.13	0.43	0.41
Non-GAAP net income per share (diluted)	$(0.16)	$(0.10)	$0.07	$0.17

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
GROSS MARGIN
(unaudited)

	Estimates at the midpoint of the guidance range
	Three Months Ended	For the Year Ended
	March 31, 2017	December 31, 2017
GAAP	20.8%	28.0%
(a) Amortization of acquired intangible assets	4.9	3.8
(b) Stock-based compensation	0.3	0.2
Non-GAAP	26.0%	32.0%

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
RESEARCH AND DEVELOPMENT EXPENSE AND
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE
(In millions, unaudited)

	Estimates at the midpoint of the guidance range
	Three Months Ended	For the Year Ended
	March 31, 2017	December 31, 2017
GAAP	$15.5	$63.0
(b) Stock-based compensation	1.0	4.0
Non-GAAP	$14.5	$59.0

Non-GAAP financial measures includes the performance of Software-Systems and Hardware Solutions.
The Company excludes the following corporate and other expenses, reversals, gains and losses from its non-GAAP financial measures, when applicable:

(a) Amortization of acquired intangible assets: Amortization of acquisition-related intangible assets primarily relate to core and existing technologies, trade name and customer relationships that were acquired with the acquisitions of Continuous Computing and Pactolus. The Company excludes the amortization of acquisition-related intangible assets because it does not reflect the Company's ongoing business and it does not have a direct correlation to the operation of the Company's business. In addition, in accordance with GAAP, the Company generally recognizes expenses for internally-developed intangible assets as they are incurred, notwithstanding the potential future benefit such assets may provide. Unlike internally-developed intangible assets, however, and also in accordance with GAAP, the Company generally capitalizes the cost of acquired intangible assets and recognizes that cost as an expense over the useful lives of the assets acquired. As a result of their GAAP treatment, there is an inherent lack of comparability between the financial performance of internally-developed intangible assets and acquired intangible assets. Accordingly, the Company believes it is useful to provide, as a supplement to its GAAP operating results, non-GAAP financial measures that exclude the amortization of acquired intangibles in order to enhance the period-over-period comparison of its operating results, as there is significant variability and unpredictability across companies with respect to this expense.

(b) Stock-based compensation: Stock-based compensation consists of expenses recorded under GAAP, in connection with stock awards such as stock options, restricted stock awards and restricted stock units granted under the Company's equity incentive plans and shares issued pursuant to the Company's employee stock purchase plan. The Company excludes stock-based compensation from non-GAAP financial measures because it is a non-cash measurement that does not reflect the Company's ongoing business and because the Company believes that investors want to understand the impact on the Company of the adoption of the applicable GAAP surrounding share based payments; the Company believes that the provision of non-GAAP information that excludes stock-based compensation improves the ability of investors to compare its period-over-period operating results, as there is significant variability and unpredictability across companies with respect to this expense.

(c) Restructuring and other charges, net: Restructuring and other charges, net relates to costs associated with non-recurring events. These include costs incurred for employee severance, acquisition or divestiture activities, excess facility costs, certain legal costs, asset related charges and other expenses associated with business restructuring activities. Restructuring and other charges are excluded from non-GAAP financial measures because they are not considered core operating activities. Although the Company has engaged in various restructuring activities over the past several years, each has been a discrete event based on a unique set of business objectives. The Company does not engage in restructuring activities in the ordinary course of business. As such, the Company believes it is appropriate to exclude restructuring charges from its non-GAAP financial measures because it enhances the ability of investors to compare the Company's period-over-period operating results.

(d) Income taxes: Non-GAAP income tax expense is equal to the Company's projected cash tax expense. Adjustments to GAAP income tax expense are required to eliminate the recognition of tax expense from profitable entities where we utilize deferred tax assets to offset current period tax liabilities. We believe that providing this non-GAAP figure is useful to our investors as it more closely represents the true economic impact of our tax positions.

(e) Gain on the liquidation of foreign subsidiaries: On a non-recurring basis we have recorded a gain or loss to reflect the realization of accumulated foreign currency translation adjustments upon the liquidation of certain international subsidiaries. This gain or loss represents the net unrealized foreign currency translation gains or losses accumulated from changes in exchange rates and the related effects from the translation of assets and liabilities of these entities. The liquidation of foreign subsidiaries occurs on an infrequent basis and management does not view the impact of this non-cash charge as indicative of the ongoing performance of the Company.  As such, the Company believes it is appropriate to exclude this gain from its non-GAAP financial measures because it enhances the ability of investors to compare the Company's period-over-period operating results.